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                                                                    EXHIBIT 23.3

We hereby consent to the use in this Registration Statement on Form S-4 of Arrow Electronics, Inc. of our report dated March 21, 2000, except for the second paragraph of Note 1 which the date is August 7, 2000 and except for the fourth paragraph of Note 8 which the date is August 4, 2000, relating to the financial statements of Wyle Electronics Group.

/s/ PricewaterhouseCoopers LLP
November 29, 2000